UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 30, 2014

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

420 Lexington Avenue New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew DiLiberto as Chief Financial Officer

SL Green Realty Corp. (the “Company”) appointed Matthew DiLiberto, the Company’s Chief Accounting Officer & Treasurer, to be the Company’s Chief Financial Officer effective as of January 1, 2015, or, if earlier, upon the departure of the Company’s current Chief Financial Officer.  Mr. DiLiberto, age 40, joined the Company in 2004 and has served as the Company’s Chief Accounting Officer since 2007 and as Treasurer since 2012, overseeing the finance, accounting and corporate capital markets functions of the Company.  Mr. DiLiberto will be succeeding James Mead, the Company’s current Chief Financial Officer, who is leaving on or before December 31, 2014, which marks the end of his current contract.

Employment Agreement with Matthew DiLiberto

On October 30, 2014, the Company entered into an employment agreement with Mr. DiLiberto effective as of January 1, 2015, or, if earlier, upon the departure of the Company’s current Chief Financial Officer, which supersedes his previous employment agreement with the Company.

Under Mr. DiLiberto’s new employment agreement he will serve as Chief Financial Officer of the Company.  Mr. DiLiberto’s employment agreement has a term commencing on January 1, 2015, or, if earlier, upon the departure of the current Chief Financial Officer, and ending on January 1, 2018, which will automatically renew for successive six-month periods unless prior written notice of non-renewal is given by either party.  The agreement provides for an annual salary of no less than $400,000 during the employment period, and such discretionary annual bonuses as the Company, in its sole discretion, may deem appropriate to reward Mr. DiLiberto for job performance.  In connection with his signing of the new employment agreement, Mr. DiLiberto was granted an aggregate of 22,208 LTIP units in SL Green Operating Partnership, L.P. (“LTIP Units”). 1,104 of the LTIP Units were vested upon grant and an additional 1,104 LTIP Units will vest on August 31, 2015, subject to Mr. DiLiberto’s continued employment, consistent with the terms of the 2011 Outperformance Plan.  An additional 6,000 LTIP Units will vest on January 1, 2016, and 3,500 LTIP Units will vest on each of January 1, 2017 and January 1, 2018, respectively, subject in each case to Mr. DiLiberto’s continued employment.  The remaining 7,000 LTIP Units will vest 50% on each of January 1, 2017 and January 1, 2018, subject to the Company achieving certain performance goals and Mr. DiLiberto’s continued employment.

The employment agreement also provides that if Mr. DiLiberto’s employment is terminated by the Company without Cause or by Mr. DiLiberto for Good Reason, Mr. DiLiberto will receive a cash severance payment equal to the sum of (1) his average annual base salary in effect during the preceding 24 months (“Mr. DiLiberto’s Average Annual Base Salary”), plus (2) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years (“Mr. DiLiberto’s Average Annual Cash Bonus”), plus (3) a pro-rata bonus for the year in which Mr. DiLiberto’s employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. DiLiberto’s Average Annual Cash Bonus.  Mr. DiLiberto will also receive monthly cash payments for 12 months equal to the monthly employer contributions that would have been made to provide health, dental and/or vision insurance to Mr. DiLiberto, and all of his outstanding equity awards (other than the awards made under the 2010 Outperformance Plan, the 2011 Outperformance Plan, the 2014 Outperformance Plan and any future outperformance plan) will fully vest upon termination.   If such termination occurs in connection with or within 18 months after a Change-in-Control or if the Company determines not to renew Mr. DiLiberto’s employment agreement within 18 months after a Change-in-Control, then Mr. DiLiberto will be entitled to these same benefits and payments, except that (1) the cash severance payment that Mr. DiLiberto is entitled to will be two times the sum of Mr. DiLiberto’s Average Annual Base Salary and Average Annual Cash Bonus as opposed to one times such amount and (2) Mr. DiLiberto will be entitled to receive his benefits continuation payment for 24 months as opposed to 12 months.

Mr. DiLiberto’s receipt of these payments and benefits in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with the Company, unless such termination occurs in connection with or within 18 months after a Change-in-Control.  The agreement also provides for certain payments and benefits if Mr. DiLiberto’s employment is terminated due to death or disability.

All of the cash severance payments to be made under the agreement are to be made as lump sum payments at the time of termination.  However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Internal Revenue Code, severance pay and benefits will be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum.

If any payments and benefits to be paid or provided to Mr. DiLiberto, whether under his employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, Mr. DiLiberto’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. DiLiberto.

The terms Cause, Good Reason and Change-in-Control, as used above to describe Mr. DiLiberto’s employment agreement, are specifically defined in Mr. DiLiberto’s employment agreement.  In order to avoid creating an opportunity for a successor to the Company to induce Mr. DiLiberto to terminate his employment without Good Reason following a Change-in-Control, Mr. DiLiberto will be entitled to receive cash compensation following a Change-in-Control at a per annum rate equal to the sum of his base salary in effect prior to the Change-in-Control plus his annual bonus and the value of his deferred compensation contributions, if any, and his equity awards (other than those granted under outperformance plans) that vested during the most recent fiscal year prior to the Change-in-Control, and the failure to pay such compensation after a Change-in-Control will constitute Good Reason.

If Mr. DiLiberto’s employment is terminated for any reason, he will be subject to certain noncompetition, nonsolicitation and nondisparagement obligations, as more particularly provided for in the agreement.

The discussion above is qualified in its entirety by reference to the copy of the employment agreement by and between the Company and Mr. DiLiberto, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Employment Agreement, dated as of October 30, 2014, by and between SL Green Realty Corp. and Matthew DiLiberto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Date: October 31, 2014